Exhibit 10.90
EXHIBIT D

FORM OF LEGAL OPINION

[List of Purchasers]

Ladies and Gentlemen:

We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated as of July __, 2008 (the “Agreement”), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”).  This opinion is given to you pursuant to Section 2.2(a)(ii) of the Agreement.  (Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.)

We have participated in the preparation and negotiation of the Agreement and the Exhibits and Schedules thereto, and the other documents referred to therein.  We also have examined such certificates of public officials, corporate documents and records and other certificates, opinions, agreements and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

Based on the foregoing and upon such investigation as we have deemed necessary, we give you our opinion as follows:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2008). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

2. Each of the following subsidiaries of the Company (the “Subsidiaries”) is a corporation, duly organized and in good standing under the laws of its state of organization, as noted:  [                     ].

3. The Company has all requisite power and authority (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Debentures, the Warrants and the Underlying Shares pursuant to the Transaction Documents and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

4. All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Debentures and the Warrants pursuant to the Agreement, the issuance and delivery the Underlying Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken.  The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5. After giving effect to the transactions contemplated by the Agreement, and immediately after the respective Closing, the authorized capital stock of the Company will consist of: an aggregate of _________ shares of Common Stock, of which  shares will be issued and outstanding and _________ shares will be reserved for issuance upon conversion of issued and outstanding options, warrants and other derivative securities, __________ shares will be reserved for issuance to employees, officers and directors under the Company’s [ _ Stock Incentive Plan], of which __________ shares are subject to currently outstanding incentive stock option grants and __________ shares are subject to currently outstanding non-qualified stock option grants, and __________ shares will be reserved for issuance upon exercise of Warrants, and _____ shares will be reserved for issuance upon conversion of the Debentures.  All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations.  The Debentures and Warrants which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations.  The Underlying Shares have been duly and validly authorized and reserved for issuance, and when issued upon the conversion of the Debenture or the exercise of the Warrants in accordance with the respective terms therein, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights.  To our knowledge, except for rights described in Schedule 3.1(g) of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.  The rights, privileges and preferences of the Common Stock are as stated in the Company’s [_______________]1.

6. To our knowledge, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7. Based in part upon the representations of the Purchasers contained in the Agreement, the Debentures, the Warrants and the Underlying Shares may be issued to the Purchasers without registration under the Securities Act of 1933, as amended.

8. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Debentures, the Warrants and the Underlying Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation applicable to the Company or its Subsidiaries or of the certificate of incorporation or by-laws or other similar organizational documents of the Company or its Subsidiaries, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company of its Subsidiaries is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or its Subsidiaries.

9. To our knowledge, except as set forth in the Disclosure Schedule to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of the officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees) of the Company or its Subsidiaries, or affecting any of its properties or assets.

10. In connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Debentures, the Warrants and the Underlying Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.

11. The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

12. The Security Agreement is sufficient to grant the Purchasers a security interest in all of the Company’s and Subsidiaries’ assets, and upon filing the UCC-1 in the office of the Secretary of States of Florida and __________, such security interest shall be perfected as to those items of collateral which can be perfected by the filing of such UCC-1.

Very truly yours,

1 Insert appropriate organizational document.